EXHIBIT 99.1

Eagle Bancorp, Inc. Announces 11% Increase in Earnings for the Second Quarter of 2009 and Lower Levels of Nonperforming Assets

BETHESDA, Md., July 23, 2009 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the "Company") (Nasdaq:EGBN), the parent company of EagleBank, today announced net income of $2.7 million for the quarter ended June 30, 2009. Net income available to common shareholders was $2.1 million ($0.16 per basic and diluted common share) for the three months ended June 30, 2009, compared to $1.9 million ($0.17 per basic and diluted common share) for the three months ended June 30, 2008, an increase of 11%.

For the six months ended June 30, 2009, the Company's net income was $4.7 million. Net income available to common shareholders was $3.6 million ($0.28 per basic and diluted common share), as compared to $3.5 million ($0.33 per basic common share and $0.32 per diluted common share) for 2008.

"At a time of substantial stress in our financial markets and instability in many banks, we are very pleased to report improved net income, continued deposit and loan growth and improvement in the level of nonperforming assets for Eagle Bancorp, Inc. for the second quarter of 2009. Additionally, Eagle Bancorp and EagleBank remain well capitalized," noted Ronald D. Paul, Chairman, President and Chief Executive Officer of Eagle Bancorp, Inc. Mr. Paul further noted "that EagleBank has remained diligent in meeting the credit needs of its clients throughout its market area which is reflected in the $172 million or 15.1% loan growth over the past 10 months since the acquisition of Fidelity & Trust Financial Corporation ("Fidelity") on August 31, 2008. Over the same time period, total deposits increased $120 million or 10.6%. The continued growth in loans and deposits is a clear sign that the integration of Eagle Bancorp and Fidelity has been successful and we have been able to maintain the high standard of banking that our new and existing customers deserve."

The continued growth in loans, average deposits, and other funding sources were the major drivers of the increase in net interest income for the three months ended June 30, 2009, as compared to the three month period ended June 30, 2008. Both lending and deposit activities showed growth for the three and six months ended June 30, 2009 as compared to the same periods in 2008. Average loans increased 69% and 72% for the three and six months ended June 30, 2009, respectively. Average deposits increased 72% and 74% for the three and six months ended June 30, 2009, respectively. Both periods gains were due in part to the acquisition of Fidelity.

At June 30, 2009, total assets were $1.6 billion compared to $915.8 million at June 30, 2008, a 74% increase. Total deposits amounted to $1.2 billion, at June 30, 2009, a 79% increase over deposits of $698.4 million at June 30, 2008, while total loans increased to $1.3 billion at June 30, 2009, from $795.1 million at June 30, 2008, a 65% increase. Total borrowed funds, which include customer repurchase agreements, increased to $174.3 million at June 30, 2009 from $127.7 million at June 30, 2008, a 37% increase.

Mr. Paul added "In spite of uncertainty in the financial markets and a difficult interest rate environment, wherein the Federal Reserve continues to inject liquidity into financial markets to keep interest rates at very low levels, the Company maintained a strong net interest margin for the second quarter of 2009 of 3.91%, which was considerably higher than the net interest margin in the first quarter of 2009 of 3.76%."

At June 30, 2009, the Company's level of nonperforming assets of $34.1 million, representing 2.14% of total assets, was substantially lower than the $49.8 million of nonperforming assets or 3.33% of total assets, at March 31, 2009 and was higher as compared to the $26.4 million of nonperforming assets or 1.76% of total assets, at December 31, 2008. The March 31, 2009 level of nonperforming assets amount was elevated in large part due to one loan of approximately $10.9 million which was brought current in April by the borrower. During 2009 the Company has been highly pro-active in addressing existing and potential problem loans resulting from a weaker economy, which has resulted in a much improved level of nonperforming assets at June 30, 2009 as compared to March 31, 2009. Management remains attentive to early signs of deterioration in borrowers' financial conditions and to taking the appropriate action to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its allowance for loan losses at 1.50% of total loans at June 30, 2009 is adequate to absorb potential credit losses in the loan portfolio at that date. At June 30, 2009, the Company held $3.1 million of Other Real Estate Owned ("OREO") as compared to $909 thousand at December 31, 2008 and no OREO at June 30, 2008.

For the three months ended June 30, 2009, the Company reported an annualized return on average assets of 0.70% as compared to 0.56% for the three months ended March 31, 2009 and 0.84% for the three months ended June 30, 2008. The annualized return on average common equity for the most recent quarter was 7.71%, as compared to 5.87% for the three months ended March 31, 2009 and 8.81% for the three months ended June 30, 2008. The higher ratios for the second quarter of 2009 are due in part to investment gains amounting to $1.4 million. These gains were the result of asset/liability management decisions to reduce call risk in the portfolio of U.S. Agency securities, to reduce potential extension risk in longer term U.S. Agency mortgage backed securities and to better position the investment portfolio for potentially higher interest rates over future years. From a recurring or operating standpoint, investment gains realized were offset by a special deposit insurance premium assessment imposed on all banks by the FDIC in the second quarter of 2009, which has a pretax cost to the Company of $723 thousand, and to a one-time payment of $224 thousand upon termination of a former director's fee agreement. Taken together, these three non-recurring items positively impacted second quarter earnings by $274 thousand after tax or $0.02 per basic and diluted common shares.

Net interest income increased 56% for the three months ended June 30, 2009 over 2008, as the effect of favorable balance sheet growth was partially offset by a decline (43 basis points) in the net interest margin over the past twelve months. For the three months ended June 30, 2009, the net interest margin was 3.91% as compared to 4.34% for the three months ended June 30, 2008. The Company's net interest margin for the second quarter of 2009 improved by 15 basis points to 3.91% over the net interest margin for the first quarter of 2009 of 3.76%, as both pricing of new loans and the cost of funds was managed aggressively. Margin compression, reflecting declines in market interest rates on earning assets resulting from Federal Reserve activities which have not been matched by comparable declines in rates on interest bearing liabilities, has been challenging the banking industry. Additionally, the Company's issuance of $12.15 million of subordinated notes in the third quarter of 2008 caused an additional category of interest expense which did not exist in the second quarter of 2008. The Company's net interest margin remains favorable to peer banking companies.

The provision for credit losses was $1.7 million for the three months ended June 30, 2009 as compared to $814 thousand for the three months ended June 30, 2008. The higher provisioning in the second quarter of 2009 as compared to the second quarter of 2008 is primarily attributable to higher levels of loan growth in the second quarter of 2009 as compared to the same period in 2008 ($45.4 million as compared to $35.6 million), increases in specific reserves for problem and potential problem loans, and net charge-offs in the second quarter of 2009 of 0.35% of average loans as compared to the second quarter of 2008 of 0.20%. The provision for credit losses was $3.3 million for the first six months of 2009 as compared to $1.5 million in 2008. The higher provisioning in the first six months of 2009 as compared to 2008 is attributable to higher net charge-offs in 2009, risk migration within the portfolio and increased reserves for problem loans.

At June 30, 2009 the allowance for credit losses represented 1.50% of loans outstanding, unchanged from the allowance percentage at March 31, 2009. The 1.50% allowance represents an increase as compared to 1.45% at December 31, 2008 and 1.15% at June 30, 2008. The higher allowance percentage at June 30, 2009 as compared to December 31, 2008 and June 30, 2008 resulted primarily from increases in reserves for problem loans and to the acquisition of the loan portfolio of Fidelity whose allowance for credit losses was approximately $7.5 million or 2.10% of loans outstanding at the date of the acquisition on August 31, 2008.

At June 30, 2009, the allowance for credit losses represented 63% of nonperforming loans as compared to 41% at March 31, 2009 and 79% at June 30, 2008. The lower coverage ratio (allowance for credit losses to total nonperforming loans) at June 30, 2009 as compared to June 30, 2008 is reflective of impaired loans acquired from Fidelity (approximately $12.6 million, or 41% of nonperforming loans) which in accordance with generally accepted accounting principles, are carried at fair value, without any allowance attributable to pre-acquisition deterioration. Excluding these impaired loans carried at fair value, the pro-forma coverage ratio of the allowance to nonperforming loans is 107%.

For the three months ended June 30, 2009, the Company recorded net charge-offs of $1.1 million as compared to $393 thousand of net charge-offs for the three months ended June 30, 2008. Net charge-offs in the second quarter of 2009 were attributable to charge-offs in commercial and industrial loans ($795 thousand), consumer loans ($124 thousand), and commercial real estate investment property loans ($187 thousand), and real estate owner occupied commercial loans ($32 thousand).

For the six months ended June 30, 2009 net charge-offs totaled $2.1 million versus $418 thousand for the six months ended June 30, 2008. Net charge-offs in the six months ended June 30, 2009 were attributable to charge-offs in the unguaranteed portion of SBA loans ($202 thousand), commercial and industrial loans ($1.5 million), consumer loans ($124 thousand), and commercial real estate investment property loans ($187 thousand) and real estate owner occupied commercial loans ($32 thousand).

The ratio of nonperforming loans to total loans improved significantly to 2.36% of total loans at June 30, 2009 as compared to 3.67% of total loans at March 31, 2009. Total nonperforming loans were $31.0 million at June 30, 2009 as compared to $46.5 million at March 31, 2009, a decline of $15.5 million. This decline largely reflects one loan of approximately $10.9 million which was returned to current status during the second quarter and to a reduction of $4.6 million during the second quarter of 2009 in other nonperforming loans. The ratio of nonperforming loans to total loans at June 30, 2009 was elevated as compared to nonperforming loans to total loans at June 30, 2008 of 1.45% or $11.6 million. The increase in nonperforming loans year over year was primarily due to the loans acquired from Fidelity totaling approximately $15.7 million.

Noninterest income for the three months ended June 30, 2009 increased to $3.1 million from $970 thousand for the three months ended June 30, 2008, a 220% increase. This increase was due primarily to higher service charges on deposit accounts of $233 thousand, gains realized on the sale of residential and SBA loans of $375 thousand, and gains realized on the investment securities portfolio of $1.4 million. As noted earlier, investment gains realized in the second quarter of 2009 were the result of asset/liability management decisions to reduce call risk in the portfolio of U.S. Agency securities, to reduce potential extension risk in longer term U.S. Agency mortgage backed securities and to better position the investment portfolio for potentially higher interest rates over future years. Increased gains from mortgage banking activities in the second quarter of 2009 reflect higher levels of mortgage refinancing given lower market interest rates.

Noninterest expenses were $11.6 million for the three months ended June 30, 2009, as compared to $6.5 million for the three months ended June 30, 2008, a 77% increase. The Fidelity acquisition increased the size of the organization resulting in higher staff levels and related personnel costs of $1.4 million, increased occupancy costs of $724 thousand, and higher data processing of $172 thousand. In addition, higher costs were incurred for marketing and advertising of $128 thousand, legal, accounting and professional fees of $549 thousand, and FDIC insurance and regulatory fees increased $1.4 million. Other expenses increased $715 thousand primarily due to $155 thousand in OREO expenses, and the $224 thousand director fee agreement termination payment. The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was improved at 66.42% for the second quarter of 2009, as compared to 69.10% for the first quarter of 2009 and 72.54% for the fourth quarter of 2008. For the six months ended June 30, 2009; the efficiency ratio was 67.66% as compared to 64.50% for the six months ended June 30, 2008. The Company is placing additional emphasis on noninterest expense management.

For the six months ended June 30, 2009, the Company reported an annualized return on average assets of 0.63% as compared to 0.81% for the first six months of 2008, while the annualized return on average common equity was 6.81% in 2009, as compared to 8.40% for the same six month period in 2008. Declines in these ratios were due primarily to declines in the net interest margins, which factor is affecting all financial institutions, and to substantially higher provisions for loan losses.

For the first six months of 2009, net interest income increased 56% over the same period for 2008. As noted above, average loans increased 72% and average deposits increased by 74%. Both periods gains were due in part to the acquisition of Fidelity completed August 31, 2008. The net interest margin was 3.83% as compared to 4.26% for the first six months in 2008, as the effects of a steep decline in market interest rates impacted the Company. However, as mentioned above, the Company believes it has managed this very significant decline in market interest rates well and currently has a favorable net interest margin as compared to peer banking companies.

Noninterest income for the first six months of 2009 was $4.5 million compared to $1.9 million in the first six months of 2008, an increase of 137%. This increase was due primarily to higher service charges on deposit accounts of $542 thousand, gains realized on the sale of residential and SBA loans of $379 thousand, and gains realized on the investment securities portfolio of $1.5 million, earlier noted and discussed.

Noninterest expenses were $21.9 million for the first six months of 2009, as compared to $12.7 million for 2008, a 72% increase. The primary reason for this increase was the Fidelity acquisition which increased the size of the organization resulting in higher staff levels and related personnel costs of $3.1 million, increased occupancy costs of $1.5 million, and data processing of $379 thousand. In addition, higher costs were incurred for marketing and advertising of $362 thousand, legal, accounting and professional fees of $969 thousand, and FDIC insurance and regulatory fees of $1.7 million which includes the special FDIC assessment of approximately $723 thousand recorded in the second quarter of 2009. Other expenses increased $1.1 million primarily due to $161 thousand in OREO expenses, the $224 thousand director fee agreement termination payment, and $744 thousand in general and administrative costs due to the growth of the organization subsequent to the Fidelity acquisition.

By all regulatory measures, the Company and EagleBank were well capitalized at June 30, 2009. On May 15, 2009, the Company paid the quarterly dividend payment of $478 thousand on the $38.2 million of preferred stock Series A, issued in December 2008 to the U.S. Treasury under the Capital Purchase Plan (commonly referred to as TARP). The Company is regularly reviewing its capital needs and the availability, costs and benefits of capital alternatives in the marketplace. At June 30, 2009, Eagle Bancorp had a total risk based capital ratio of 12.05%, a Tier 1 risk based capital ratio of 9.91%, and a tangible common equity capital ratio of 6.58%.

The financial information which follows on the following pages provides more detail on the Company's performance for the six and three months ended June 30, 2009 as compared to the six and three months ended June 30, 2008, as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company's Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (the "SEC").

The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through thirteen offices, located in Montgomery County, Maryland, Washington, D.C. and Fairfax County, Virginia. A new office in Potomac, Maryland is planned to open in the fourth quarter of 2009. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

The Eagle Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6101

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, the Company's ability to successfully integrate the operations of Fidelity and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

 Eagle Bancorp, Inc.
 Financial Highlights
 (in thousands, except per share data)

                           Six Months Ended       Three Months Ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2009        2008        2009        2008
 Income Statements:     (Unaudited) (Unaudited) (Unaudited) (Unaudited)
 ------------------
 Total interest income  $   40,499  $   28,009  $   20,432  $   13,995
 Total interest expense     12,716      10,167       6,112       4,753
                        ----------  ----------  ----------  ----------
 Net interest income        27,783      17,842      14,320       9,242
 Provision for credit
  losses                     3,284       1,534       1,718         814
                        ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  credit losses             24,499      16,308      12,602       8,428
                        ----------  ----------  ----------  ----------
  Noninterest income
   (before investment
   gains)                    2,998       1,900       1,698         970
  Investment gains           1,537          10       1,405          --
                        ----------  ----------  ----------  ----------
 Total noninterest
  income                     4,535       1,910       3,103         970
                        ----------  ----------  ----------  ----------
 Total noninterest
  expense                   21,866      12,740      11,573       6,532
                        ----------  ----------  ----------  ----------
 Income before income
  tax expense                7,168       5,478       4,132       2,866
 Income tax expense          2,442       1,972       1,481       1,011
                        ----------  ----------  ----------  ----------
 Net income                  4,726       3,506       2,651       1,855
 Preferred stock
  dividends and discount
  accretion                  1,172          --         589          --
                        ----------  ----------  ----------  ----------
 Net Income Available to
  Common Shareholders   $    3,554  $    3,506  $    2,062  $    1,855
                        ----------  ----------  ----------  ----------

 Per Share Data (1):
 -------------------
 Earnings per weighted
  average common share,
  basic                 $     0.28  $     0.33  $     0.16  $     0.17
 Earnings per weighted
  average common share,
  diluted               $     0.28  $     0.32  $     0.16  $     0.17
 Weighted average common
  shares outstanding,
  basic                 12,746,632  10,788,108  12,750,496  10,816,857
 Weighted average
  common shares
  outstanding,
  diluted               12,817,061  10,918,967  12,887,964  10,896,766
 Actual shares
  outstanding           12,763,940  10,826,828  12,763,940  10,826,828
 Book value per common
  share at period end   $     8.52  $     7.78  $     8.52  $     7.78
 Tangible book value
  per common share at
  period end            $     8.18  $     7.76  $     8.18  $     7.76
 Dividend per common
  share                 $       --  $   0.1091  $       --  $   0.0545

 Performance Ratios
  (annualized):
 ------------------
 Return on average
  assets                      0.63%       0.81%       0.70%       0.84%
 Return on average
  common equity               6.81%       8.40%       7.71%       8.81%
 Net interest margin          3.83%       4.26%       3.91%       4.34%
 Efficiency ratio(2)         67.66%      64.50%      66.42%      63.96%

 Other Ratios:
 -------------
 Allowance for credit
  losses to total loans       1.50%       1.15%       1.50%       1.15%
 Allowance for credit
  losses to total
  nonperforming loans        63.40%      79.23%      63.40%      79.23%
 Allowance for credit
  losses to total
  nonperforming assets      57.67%      79.23%      57.67%      79.23%
 Nonperforming loans to
  total loans                 2.36%       1.45%       2.36%       1.45%
 Nonperforming assets
  to total assets             2.14%       1.26%       2.14%       1.26%
 Net charge-offs
  (annualized) to
  average loans               0.32%       0.11%       0.35%       0.20%
 Average common equity
  to average assets           6.95%       9.59%       7.04%       9.50%
 Tier 1 leverage ratio        8.96%       9.43%       8.96%       9.43%
 Tier 1 risk based
  capital ratio               9.91%       9.74%       9.91%       9.74%
 Total risk based
  capital ratio              12.05%      10.80%      12.05%      10.80%
 Tangible common equity
  to tangible assets          6.58%       9.17%       6.58%       9.17%

 Loan Balances -Period
  End (in thousands):
 ---------------------
 Commercial and
  Industrial            $  317,657  $  161,047  $  317,657  $  161,047
 Real estate owner
  occupied - commercial $  191,850  $  129,978  $  191,850  $  129,978
 Real estate -
  commercial            $  427,622  $  267,195  $  427,622  $  267,195
 Real estate -
  residential mortgage  $    8,678  $    2,022  $    8,678  $    2,022
 Construction -
  commercial and
  residential           $  274,299  $  167,988  $  274,299  $  167,988
 Home equity            $   85,336  $   59,636  $   85,336  $   59,636
 Other consumer         $    7,952  $    7,236  $    7,952  $    7,236

 Average Balances (in
  thousands):
 --------------------
 Total assets           $1,508,125  $  875,521  $1,519,091  $  891,267
 Total earning assets   $1,460,940  $  841,348  $1,468,296  $  857,232
 Total loans(3)         $1,289,823  $  750,768  $1,297,634  $  770,034
 Total deposits         $1,161,123  $  669,128  $1,164,977  $  683,151
 Total borrowings       $  194,798  $  117,659  $  199,479  $  118,634
 Total stockholders'
  equity                $  143,428  $   83,954  $  145,492  $   84,708

 (1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend paid on
     October 1, 2008
 (2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income
 (3) Includes loans held for sale

 Eagle Bancorp, Inc.
 Statements of Financial Condition
 (dollars in thousands)
                                     June 30,    Dec. 31,    June 30,
                                       2009        2008        2008
                                    (Unaudited)  (Audited)  (Unaudited)
                                    ----------  ----------  ----------
 Assets
 Cash and due from banks            $   28,187  $   27,157  $   18,565
 Federal funds sold                     27,044         191          63
 Interest bearing deposits with
  banks and other short term
  investments                            2,426       2,489       1,391
 Investment securities available
  for sale, at fair value              177,710     169,079      79,585
 Loans held for sale                    10,502       2,718       1,484
 Loans                               1,313,394   1,265,640     795,102
 Less: Allowance for credit losses     (19,650)    (18,403)     (9,154)
                                    ----------  ----------  ----------
  Loans, net                         1,293,744   1,247,237     785,948
 Premises and equipment, net             9,245       9,666       6,561
 Deferred income taxes                  12,404      11,106       4,362
 Bank owned life insurance              12,680      12,450      12,217
 Other real estate owned                 3,081         909          --
 Other assets                           13,183      13,825       5,624
                                    ----------  ----------  ----------
 Total Assets                       $1,590,206  $1,496,827  $  915,800
                                    ==========  ==========  ==========

 Liabilities and Stockholders'
  Equity
 Noninterest bearing deposits       $  231,171  $  223,580  $  143,335
 Interest bearing transaction           55,624      54,801      55,017
 Savings and money market              375,007     271,791     187,275
 Time, $100,000 or more                284,595     249,516     171,127
 Other time                            301,833     329,692     141,687
                                    ----------  ----------  ----------
  Total deposits                     1,248,230   1,129,380     698,441
 Customer repurchase agreements and
  federal funds purchased              112,163      98,802      62,710
 Other short-term borrowings            30,000      55,000      15,000
 Long-term borrowings                   32,150      62,150      50,000
 Other liabilities                      22,415       9,124       5,436
                                    ----------  ----------  ----------
  Total liabilities                  1,444,958   1,354,456     831,587

 Stockholders' Equity
 Preferred stock, par value $.01 per
  share, shares authorized
  1,000,000, Series A, $1,000 per
  share liquidation preference,
  shares issued and outstanding
  38,235, 38,235, and 0
  respectively, discount of $1,725,
  $1,892, and $0, respectively, net     36,458      36,312          --
 Common stock, $0.01 par value;
  shares authorized 50,000,000,
  50,000,000 and 50,000,000; issued
  and outstanding 12,763,940,
  12,714,355, and 10,826,828               127         127          98
 Warrants                                1,892       1,892          --
 Additional paid in capital             77,099      76,822      53,401
 Retained earnings                      28,575      24,866      30,523
 Accumulated other comprehensive
  income                                 1,097       2,352         191
                                    ----------  ----------  ----------
 Total stockholders' equity            145,248     142,371      84,213
                                    ----------  ----------  ----------
 Total Liabilities and
  Stockholders' Equity              $1,590,206  $1,496,827  $  915,800
                                    ==========  ==========  ==========

 EAGLE BANCORP, INC.
 Consolidated Statements of Operations
 For the Six and Three Month Periods Ended June 30, 2009 and 2008
 (Unaudited)
 (dollars in thousands, except per share data)

                                 Six Months Ended   Three Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
 Interest Income                  2009      2008      2009      2008
                                ------------------  ------------------
  Interest and fees on loans    $ 36,683  $ 25,824  $ 18,570  $ 12,944
  Taxable interest and dividends
   on investment securities        3,768     2,070     1,839     1,018
  Interest on balances with
   other banks and short-term
   investments                        37        57        18        14
  Interest on federal funds sold      11        58         5        19
                                --------  --------  --------  --------
   Total interest income          40,499    28,009    20,432    13,995
                                --------  --------  --------  --------
 Interest Expense
  Interest on deposits            10,609     8,336     5,052     3,908
  Interest on customer
   repurchase agreements and
   federal funds purchased           574       695       293       301
  Interest on short-term
   borrowings                        158       298       118       108
  Interest on long-term
   borrowings                      1,375       838       649       436
                                --------  --------  --------  --------
   Total interest expense         12,716    10,167     6,112     4,753
                                --------  --------  --------  --------
 Net Interest Income              27,783    17,842    14,320     9,242
 Provision for Credit Losses       3,284     1,534     1,718       814
                                --------  --------  --------  --------
 Net Interest Income After
  Provision For Credit Losses     24,499    16,308    12,602     8,428
                                --------  --------  --------  --------

 Noninterest Income
  Service charges on deposits      1,455       913       717       484
  Gain on sale of loans              658       279       527       152
  Gain on sale of investment
   securities                      1,537        10     1,405        --
  Increase in the cash surrender
   value of  bank owned life
   insurance                         230       233       116       117
  Other income                       655       475       338       217
                                --------  --------  --------  --------
   Total noninterest income        4,535     1,910     3,103       970
                                --------  --------  --------  --------
 Noninterest Expense
  Salaries and employee benefits  10,349     7,286     5,044     3,646
  Premises and equipment           3,702     2,183     1,827     1,103
  Marketing and advertising          557       195       242       114
  Data processing                  1,122       743       575       403
  Legal, accounting and
   professional fees               1,377       408       787       238
  FDIC insurance and regulatory
   assessments                     1,985       280     1,509       154
  Other expenses                   2,774     1,645     1,589       874
                                --------  --------  --------  --------
   Total noninterest expense      21,866    12,740    11,573     6,532
                                --------  --------  --------  --------
 Income Before Income Tax
  Expense                          7,168     5,478     4,132     2,866
 Income Tax Expense                2,442     1,972     1,481     1,011
                                --------  --------  --------  --------
 Net Income                        4,726     3,506     2,651     1,855
 Preferred Stock Dividends and
  Discount Accretion               1,172        --       589        --
                                --------  --------  --------  --------
 Net Income Available to Common
  Shareholders                  $  3,554  $  3,506  $  2,062  $  1,855
                                ========  ========  ========  ========

 Earnings Per Common Share
  Basic                         $   0.28  $   0.33  $   0.16  $   0.17
  Diluted                       $   0.28  $   0.32  $   0.16  $   0.17
 Dividends Declared Per Common
  Share                         $     --  $ 0.1091  $     --  $ 0.0545

                         EAGLE BANCORP, INC.
 Average Balances, Interest Yields And Rates, And Net Interest Margin
                             (Unaudited)
                        (dollars in thousands)

                              Three Months Ended June 30,
                   ---------------------------------------------------
                                2009                      2008
                   --------------------------- ------------------------
                                       Average                  Average
                    Average             Yield/ Average           Yield/
                    Balance   Interest   Rate  Balance  Interest  Rate
                   --------------------------- ------------------------
 ASSETS
 Interest earning
  assets:
 Interest bearing
  deposits with
  other banks and
  other short-term
  investments      $    2,450  $    18  2.95%  $  1,854  $    14  3.04%
 Loans(1)(2)(3)     1,297,634   18,570  5.74%   770,034   12,944  6.76%
 Investment
  securities
  available for
  sale(3)             159,064    1,839  4.64%    81,721    1,018  5.01%
 Federal funds sold     9,148        5  0.22%     3,623       19  2.11%
                   -------------------         -----------------
  Total interest
   earning assets   1,468,296   20,432  5.58%   857,232   13,995  6.57%
                   -------------------         -----------------

 Total noninterest
  earning assets       31,722                    42,834
 Less: allowance
  for credit losses    19,073                     8,799
                   ----------                  --------
  Total noninterest
   earning assets      50,795                    34,035
                   ----------                  --------
  TOTAL ASSETS     $1,519,091                  $891,267
                   ==========                  ========

 LIABILITIES AND
  STOCKHOLDERS'
  EQUITY
 Interest bearing
  liabilities:
 Interest bearing
  transaction      $   50,709  $    41  0.32%  $ 47,794  $    95  0.80%
 Savings and money
  market              326,344    1,325  1.63%   195,372      860  1.77%
 Time deposits        564,193    3,686  2.62%   301,638    2,953  3.94%
 Customer
  repurchase
  agreements and
  federal funds
  purchased           107,933      293  1.09%    54,887      301  2.21%
 Other short-term
  borrowings           39,286      118  1.20%    18,692      108  2.32%
 Long-term
  borrowings           52,260      649  4.99%    45,055      436  3.89%
                   -------------------         -----------------
  Total interest
   bearing
   liabilities      1,140,725    6,112  2.15%   663,438    4,753  2.88%
                   -------------------         -----------------

 Noninterest
  bearing
  liabilities:
 Noninterest
  bearing demand      223,732                   138,347
 Other liabilities      9,142                     4,774
                   ----------                  --------
  Total noninterest
   bearing
   liabilities        232,874                   143,121
                   ----------

 Stockholders'
  equity              145,492                    84,708
                   ----------                  --------
  TOTAL LIABILITIES
   AND
   STOCKHOLDERS'
   EQUITY          $1,519,091                  $891,267
                   ==========                  ========

 Net interest
  income                       $14,320                   $ 9,242
                               =======                   =======
 Net interest
  spread                                3.43%                     3.69%
 Net interest
  margin                                3.91%                     4.34%

 (1) Includes loans held for sale.
 (2) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $439 thousand and $371 thousand for the three months ended June 30, 2009 and 2008, respectively.
 (3) Interest and fees on loans and investments exclude tax equivalent adjustments.

                         EAGLE BANCORP, INC.
 Average Balances, Interest Yields And Rates, And Net Interest Margin
                             (Unaudited)
                        (dollars in thousands)

                               Six Months Ended June 30,
                   ----------------------------------------------------
                                2009                      2008
                   --------------------------- ------------------------
                                       Average                  Average
                    Average             Yield/ Average           Yield/
                    Balance   Interest   Rate  Balance  Interest  Rate
                   --------------------------- ------------------------
 ASSETS
 Interest earning
  assets:
 Interest bearing
  deposits with
  other banks and
  other short-term
  investments      $    2,605  $    37  2.79%  $  2,974  $    57  3.85%
 Loans(1)(2)(3)     1,289,823   36,683  5.74%   750,768   25,824  6.92%
 Investment
  securities
  available for
  sale(3)             159,355    3,768  4.77%    82,874    2,070  5.02%
 Federal funds sold     9,157       11  0.24%     4,732       58  2.46%
                   -------------------         -----------------
  Total interest
   earning assets   1,460,940   40,499  5.59%   841,348   28,009  6.70%
                   -------------------         ------------------

 Total noninterest
  earning assets       28,318                    42,643
 Less: allowance
  for credit losses    18,867                     8,470
                   ----------                  --------
  Total noninterest
   earning assets      47,185                    34,173
                   ----------                  --------
  TOTAL ASSETS     $1,508,125                  $875,521
                   ==========                  ========

 LIABILITIES AND
  STOCKHOLDERS'
  EQUITY
 Interest bearing
  liabilities:
 Interest bearing
  transaction      $   49,208  $    72  0.30%  $ 45,968  $   160  0.70%
 Savings and money
  market              310,038    2,414  1.57%   190,480    1,927  2.03%
 Time deposits        582,713    8,123  2.81%   295,302    6,249  4.26%
 Customer
  repurchase
  agreements and
  federal funds
  purchased           103,283      574  1.12%    54,950      695  2.54%
 Other short-term
  borrowings           34,337      158  0.93%    20,346      298  2.95%
 Long-term
  borrowings           57,178    1,375  4.85%    42,363      838  3.98%
                   -------------------         -----------------
  Total interest
   bearing
   liabilities      1,136,757   12,716  2.26%   649,409   10,167  3.15%
                   -------------------         -----------------

 Noninterest
  bearing
  liabilities:
 Noninterest
  bearing demand      219,164                   137,378
 Other liabilities      8,776                     4,780
                   ----------                  --------
  Total noninterest
   bearing
   liabilities        227,940                   142,158
                   ----------                  --------

 Stockholders'
  equity              143,428                    83,954
                   ----------                  --------
  TOTAL LIABILITIES
   AND
   STOCKHOLDERS'
   EQUITY          $1,508,125                  $875,521
                   ==========                  ========

 Net interest
  income                       $27,783                   $17,842
                               =======                   =======
 Net interest
  spread                                3.33%                     3.55%
 Net interest
  margin                                3.83%                     4.26%

 (1) Includes loans held for sale.
 (2) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $872 thousand and $668 thousand for the six months ended June 30, 2009 and 2008, respectively.
 (3) Interest and fees on loans and investments exclude tax equivalent adjustments.

 Eagle Bancorp, Inc.
 Statements of Income and Highlights (Quarterly Trends)
 (in thousands, except per share data) (Unaudited)

                                      Three Months Ended
                        ----------------------------------------------
                         June 30,    March 31,   Dec. 31,    Sept. 30,
 Income Statements:        2009        2009        2008        2008
 ------------------
 Total interest income  $   20,432  $   20,067  $   20,904  $   16,744
 Total interest expense      6,112       6,604       7,680       5,829
                        ----------  ----------  ----------  ----------
 Net interest income        14,320      13,463      13,224      10,915
 Provision for credit
  losses                     1,718       1,566       1,450         995
                        ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  credit losses             12,602      11,897      11,774       9,920
                        ----------  ----------  ----------  ----------
  Noninterest income
   (before investment
   gains or losses)          1,698       1,300       1,314       1,150
  Investment gains
   (losses)                  1,405         132         (53)         45
                        ----------  ----------  ----------  ----------
 Total noninterest
  income                     3,103       1,432       1,261       1,195
                        ----------  ----------  ----------  ----------
  Salaries and employee
   benefits                  5,044       5,305       5,270       4,172
  Premises and equipment     1,827       1,875       1,861       1,380
  Marketing and
   advertising                 242         315         734         125
  Other expenses             4,460       2,798       2,642       1,893
                        ----------  ----------  ----------  ----------
 Total noninterest
  expense                   11,573      10,293      10,507       7,570
                        ----------  ----------  ----------  ----------
 Income before income
  tax expense                4,132       3,036       2,528       3,545
 Income tax expense          1,481         961         867       1,284
                        ----------  ----------  ----------  ----------
 Net income                  2,651       2,075       1,661       2,261
 Preferred stock
  dividends and discount
  accretion                    589         583         177          --
                        ----------  ----------  ----------  ----------
 Net Income Available to
  Common Shareholders   $    2,062  $    1,492  $    1,484  $    2,261
                        ==========  ==========  ==========  ==========

 Per Share Data(1):
 ------------------
 Earnings per weighted
  average common share,
  basic                 $     0.16  $     0.12  $     0.12  $     0.20
 Earnings per weighted
  average common share,
  diluted               $     0.16  $     0.12  $     0.12  $     0.19
 Weighted average common
  shares outstanding,
  basic                 12,750,496  12,742,725  12,703,425  11,482,401
 Weighted average common
  shares outstanding,
  diluted               12,887,964  12,793,974  12,777,262  11,576,095
 Actual shares
  outstanding           12,763,940  12,745,118  12,714,355  12,686,128
 Book value per common
  share at period end   $     8.52  $     8.49  $     8.34  $     7.93
 Dividend per common
  share                 $       --  $       --  $       --  $       --

 Performance Ratios
  (annualized):
 ------------------
 Return on average
  assets                      0.70%       0.56%       0.46%       0.82%
 Return on average
  common equity               7.71%       5.87%       5.21%       9.97%
 Net interest margin          3.91%       3.76%       3.74%       4.11%
 Efficiency ratio(2)         66.42%      69.10%      72.54%      62.51%

 Other Ratios:
 -------------
 Allowance for credit
  losses to total loans       1.50%       1.50%       1.45%       1.46%
 Nonperforming loans to
  total loans                 2.36%       3.67%       2.01%       1.79%
 Nonperforming assets to
  total assets                2.14%       3.33%       1.76%       1.45%
 Net charge-offs
  (annualized) to
  average loans               0.35%       0.29%       0.05%       0.27%
 Average common equity
  to average assets           7.04%       6.89%       7.00%       8.21%
 Tier 1 leverage ratio        8.96%       9.06%       9.39%       8.79%
 Tier 1 risk based
  capital ratio               9.91%      10.26%       9.97%       7.55%
 Total risk based
  capital ratio              12.05%      12.43%      12.11%       9.75%

 Average Balances (in
  thousands):
 --------------------
 Total assets           $1,519,091  $1,497,036  $1,450,553  $1,098,285
 Total earning assets   $1,468,296  $1,453,527  $1,406,422  $1,057,542
 Total loans(3)         $1,297,634  $1,281,950  $1,218,067  $  922,224
 Total deposits         $1,164,977  $1,157,226  $1,152,378  $  863,931
 Total borrowings       $  199,479  $  190,065  $  177,954  $  138,374
 Total stockholders'
  equity                $  145,492  $  141,341  $  113,245  $   90,223

                                      Three Months Ended
                        ----------------------------------------------
                         June 30,    March 31,   Dec. 31,    Sept. 30,
 Income Statements:        2008        2008        2007        2007
 ------------------
 Total interest income  $   13,995  $   14,014  $   14,879  $   14,355
 Total interest expense      4,753       5,414       6,036       6,017
                        ----------  ----------  ----------  ----------
 Net interest income         9,242       8,600       8,843       8,338
 Provision for credit
  losses                       814         720         883         421
                        ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  credit losses              8,428       7,880       7,960       7,917
                        ----------  ----------  ----------  ----------
  Noninterest income
   (before investment
   gains or losses)            970         930       1,961       1,032
  Investment gains
   (losses)                     --          10          (1)         --
                        ----------  ----------  ----------  ----------
 Total noninterest
  income                       970         940       1,960       1,032
                        ----------  ----------  ----------  ----------
  Salaries and employee
   benefits                  3,646       3,640       3,784       3,577
  Premises and equipment     1,103       1,080       1,180       1,186
  Marketing and
   advertising                 114          81         109         134
  Other expenses             1,669       1,407       1,395       1,276
                        ----------  ----------  ----------  ----------
 Total noninterest
  expense                    6,532       6,208       6,468       6,173
                        ----------  ----------  ----------  ----------
 Income before income
  tax expense                2,866       2,612       3,452       2,776
 Income tax expense          1,011         961       1,166       1,021
                        ----------  ----------  ----------  ----------
 Net income                  1,855       1,651       2,286       1,755
 Preferred stock
  dividends and discount
  accretion                     --          --          --          --
                        ----------  ----------  ----------  ----------
 Net Income Available to
  Common Shareholders   $    1,855  $    1,651  $    2,286  $    1,755
                        ==========  ==========  ==========  ==========

 Per Share Data (1):
 -------------------
 Earnings per weighted
  average common share,
  basic                 $     0.17  $     0.15  $     0.22  $     0.16
 Earnings per weighted
  average common share,
  diluted               $     0.17  $     0.15  $     0.21  $     0.16
 Weighted average common
  shares outstanding,
  basic                 10,816,857  10,759,361  10,658,364  10,538,869
 Weighted average common
  shares outstanding,
  diluted               10,896,766  10,927,392  10,873,180  10,822,376
 Actual shares
  outstanding           10,826,828  10,769,277  10,693,447  10,542,432
 Book value per common
  share at period end   $     7.78  $     7.76  $     7.59  $     7.40
 Dividend per common
  share                 $     0.05  $     0.05  $     0.05  $     0.05

 Performance Ratios
  (annualized):
 ------------------
 Return on average
  assets                      0.84%       0.77%       1.06%       0.88%
 Return on average
  common equity               8.81%       7.98%      11.33%       9.09%
 Net interest margin          4.34%       4.19%       4.30%       4.34%
 Efficiency ratio(2)         63.96%      65.07%      59.87%      65.88%

 Other Ratios:
 -------------
 Allowance for credit
  losses to total loans       1.15%       1.15%       1.12%       1.09%
 Nonperforming loans to
  total loans                 1.45%       1.54%       0.74%       0.82%
 Nonperforming assets to
  total assets                1.26%       1.30%       0.63%       0.69%
 Net charge-offs
  (annualized) to
  average loans               0.20%       0.01%       0.15%       0.18%
 Average common equity
  to average assets           9.51%       9.67%       9.39%       9.69%
 Tier 1 leverage ratio        9.43%       9.55%       9.46%       9.78%
 Tier 1 risk based
  capital ratio               9.74%       9.90%      10.20%      10.87%
 Total risk based
  capital ratio              10.80%      10.95%      11.21%      11.90%

 Average Balances (in
  thousands):
 --------------------
 Total assets           $  891,012  $  860,030  $  852,243  $  799,242
 Total earning assets   $  857,232  $  825,463  $  816,187  $  761,378
 Total loans(3)         $  770,034  $  731,501  $  687,030  $  665,222
 Total deposits         $  683,151  $  655,105  $  659,355  $  636,573
 Total borrowings       $  118,634  $  116,684  $  107,697  $   80,951
 Total stockholders'
  equity                $   84,708  $   83,200  $   80,058  $   77,469

 (1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend paid on
     October 1, 2008
 (2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income
 (3) Includes loans held for sale

CONTACT:  Eagle Bancorp, Inc.
          Ronald D. Paul
          301.986.1800